MINE SAFETY DISCLOSURES

Our activities at the Permitted Mine Area of the Columbus Project are subject to regulation by the Federal Mine Safety and Health Administration (“MSHA”) and the Federal Mine Safety and Health Act of 1977 (the “Mine Act”). Our wholly owned subsidiary, Columbus S.M., LLC (“Columbus SM”) is the “operator” for our activities at the Permitted Mine Area.

The following disclosure is provided pursuant to Section 1503 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 104 of Regulation S-K.

Citations, Notices, Orders, Fatalities and Assessments Under the Mine Act

Quarter Ended March 31, 2013
Received
										Received		Notice of
	Total # of						Total # of	Total $ Value		Notice of		Potential
	“Significant	Total # of		Total # of		Total # of	Imminent	of Proposed	Total	Patterns of		Patterns of
	and	Orders		Citations		Flagrant	Danger	MSHA	Number of	Violations		Violations
	Substantial”	Issued		and Orders		Violations	Orders	Assessments	Mining	Under		Under
Mine / MSHA ID	Violations	Under		Under		Under	Under	Under Mine	Related	s.104	(e)	s.104(e)
Number	Under s.104	s.104	(b)	s.104	(d)	s.110(b)(2)	s.107(a)	Act	Fatalities	(Yes/No)		(Yes/No)
Columbus
Project
(Mine ID:
601674)	0	0		0		0	0	$0	0	No		No

Pending Legal Actions Before the Federal Mine Safety and Health Review Commission (the “FMSHRC”)

Quarter Ended March 31, 2013
	Total # of Legal	Total # of Legal	Total # of Legal
	Actions Pending as of	Actions Instituted	Actions Resolved
Mine / MSHA ID Number	Last Day of Period	During Period	During Period
Columbus Project
(Mine ID: 601674)	0	0	0